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                                                                    EXHIBIT 23.1




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 28, 1999, except with respect to the matters discussed in Note 12, as to which the date is April 6, 1999, included in Republic Services, Inc.'s Form S-1 dated April 27, 1999, and to all references to our Firm included in this registration statement.



Fort Lauderdale, Florida,
  May 7, 1999.